Exhibit 10.8

TENTH AMENDMENT TO LEASE
THIS TENTH AMENDMENT TO LEASE (“Tenth Amendment”) is made and entered into as of the 10th day of October, 2019 by and between COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company (the “Landlord”), and WAYFAIR LLC, a Delaware limited liability company (the “Tenant”).
Reference is made to the following:
A.That certain lease (“Original Lease”) dated as of April 18, 2013, by and between Landlord and Tenant as amended by a First Amendment to Lease (“First Amendment”) dated as of February 11, 2014 and a Second Amendment to Lease (“Second Amendment”) dated as of October 24, 2014 and a Third Amendment to Lease dated as of October 8, 2015 (“Third Amendment”) and a Fourth Amendment to Lease dated as of February 3, 2016 (“Fourth Amendment”) as supplemented by a letter agreement dated July 28, 2016 (the Fourth Amendment as so supplemented, the “Supplemented Fourth Amendment”) and a Fifth Amendment to Lease dated as of July 29, 2016 (“Fifth Amendment”) and a Sixth Amendment to Lease dated as of February 22, 2017 (“Sixth Amendment”) and a Seventh Amendment to Lease dated as of August 14, 2017 (“Seventh Amendment”) and an Eighth Amendment to Lease dated as of November 14, 2017 (“Eighth Amendment”) and a Ninth Amendment to Lease dated as of November 13, 2018 (“Ninth Amendment”) (the Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment, the Supplemented Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment and the Ninth Amendment is referred to herein as the “Lease”) relating to space in the Office Section of the Building containing 881,660 rentable square feet, known as Copley Place, in Boston, Suffolk County, Massachusetts, consisting of approximately 723,340 rentable square feet of space on the First, Second, Third, Fourth, Fifth, Sixth and Seventh Floors of Four Copley Place and on the Second, Third, Fourth, Fifth and Sixth Floors of Three Copley Place and on the First, Third, Fifth, Sixth and Seventh Floors of One Copley Place and on the Third, Fourth, Fifth, Sixth and Seventh Floors of Two Copley Place (collectively, the “Current Premises”); and
B.Landlord has available or will have available for lease additional space in the Building; and
C.Tenant has agreed to lease from Landlord such additional space in the Building on the terms and conditions set forth below; and
D.Each capitalized term used in this Tenth Amendment without definition or reference to a specific amendment to the Original Lease shall have the meaning ascribed to such term in the Original Lease.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease and otherwise agree as follows:
1.Increase in Premises Demised under the Lease. The Current Premises shall be increased by the addition thereto of the space (the “Amendment 10 Expansion Space”) described on Exhibit A attached hereto as of the Add to Premises Date set forth in Exhibit A hereto. The Amendment 10 Expansion Space, which contains approximately 21,695 rentable square feet, are shown on plans attached hereto as Exhibit B.
2.    Base Rent. Base Rent for the Amendment 10 Expansion Space, and the date as of which Base Rent for the Amendment 10 Expansion Space commences, shall be as set forth on Exhibit C attached hereto and made a part hereof.
3.    Proportionate Shares.

(a)	Section 1.12 of the Lease is amended to read in its entirety:

1.12 Operating Expense Base Year:
As to the Premises other than the Fifth Expansion Spaces, the Calendar Year 2014.
As to the Fifth Expansion Spaces, the Calendar Year 2016.
As to Amendment 5 Expansion Spaces, Amendment 6 Expansion Spaces and Amendment 8 Expansion Spaces, the Calendar Year 2018.
As to the Amendment 10 Expansion Space, the Calendar Year 2021.

(b)	Section 1.14 of the Lease is amended to read in its entirety:

1.14 Tax Base Year:
As to the Premises other than the Fifth Expansion Spaces, the Calendar Year 2014.
As to the Fifth Expansion Spaces, the tax fiscal year July 1, 2016 to June 30, 2017.
As to Amendment 5 Expansion Spaces, the tax fiscal year July 1, 2017 to June 30, 2018.
As to Amendment 6 Expansion Spaces and Amendment 8 Expansion Spaces, the tax fiscal year July 1, 2018 to June 30, 2019.
As to the Amendment 10 Expansion Space, the tax fiscal year July 1, 2020 to June 30, 2021.

(c)	Section 1.16 of the Lease is amended to read in its entirety:

1.16 Tenant’s Proportionate Tax Share:
33.25 % for the Premises (computed on the basis of 95% occupancy) consisting of 278,534 rentable square feet, exclusive of the Fifth Expansion Spaces.
11.22% for the Fifth Expansion Spaces (computed on the basis of 95% occupancy).
19.52% for the Amendment 5 Expansion Spaces (computed on the basis of 95% occupancy).
13.22% for the Amendment 6 Expansion Spaces (computed on the basis of 95% occupancy).
8.13% for the Amendment 8 Expansion Spaces (computed on the basis of 95% occupancy).
2.59% for the Amendment 10 Expansion Space (computed on the basis of 95% occupancy).

(d)	Section 1.17 of the Lease is amended to read in its entirety:

1.17 Tenant’s Proportionate Expense Share:
33.25% for the Premises (computed on the basis of 95% occupancy) consisting of 278,534 rentable square feet, exclusive of the Fifth Expansion Spaces.
11.22% for the Fifth Expansion Spaces Premises (computed on the basis of 95% occupancy).
19.52% for the Amendment 5 Expansion Spaces (computed on the basis of 95% occupancy).
13.22% for the Amendment 6 Expansion Spaces (computed on the basis of 95% occupancy).
8.13% for the Amendment 8 Expansion Spaces (computed on the basis of 95% occupancy).
2.59% for the Amendment 10 Expansion Space (computed on the basis of 95% occupancy).

4.    Condition of Amendment 10 Expansion Space.

(a)
The Amendment 10 Expansion Space shall be delivered to Tenant as of December 1, 2020 in as-is, where-is condition, except that Landlord shall deliver the Amendment 10 Expansion Space broom-clean and free of all occupants, furniture, debris and other personal property. Subject to the foregoing, without limitation, Landlord shall have no responsibility for any condition or construction within the Amendment 10 Expansion Space or for any condition above the finished ceilings except with regard to utilities and conduits serving premises other than the Premises, except that the foregoing shall not relieve Landlord from its obligations to deliver the Premises with all base Building systems operational at the Premises and to repair and maintain the Building components described in Section 8.02 of the Original Lease (as the same may be amended from time to time) in accordance with and subject to said Section 8.02 of the Original Lease (as the same may be amended from time to time). Subject to the foregoing, the obligations of Landlord under Exhibit B-2 of the Original Lease shall not be applicable to the Amendment 10 Expansion Space nor shall Tenant have any right to any Allowance with respect to the Amendment 10 Expansion Space under Article 38 of the Original Lease. Tenant shall be responsible for the demolition of the Amendment 10 Expansion Space and for all construction therein and for installation of telecommunications, business equipment and furniture (all of which shall be subject to the terms and conditions of the Lease regarding Alterations as if the Amendment 10 Expansion Space was a part of the Premises) and all costs in connection therewith including without limitation, electricity used incident to such demolition and construction therein. Without limiting the generality of the foregoing, all work necessary to prepare the Amendment 10 Expansion Space for Tenant’s occupancy shall be performed at Tenant’s sole cost and expense, in accordance with the applicable provisions of this Lease. Furthermore, if any alterations or modifications to the Building are required under applicable Legal Requirements by reason of the density of Tenant’s usage if in excess of ordinary office-related use or the Alterations made by Tenant to the Amendment 10 Expansion Space which are not ordinary office leasehold improvements, the cost of such Building modifications (including, without limitation, to bathrooms) shall be paid by Tenant.

(b)
Solely for the purpose of determining Tenant’s obligations with respect to restoration of the Premises at the end of the Term, all Alterations made by Tenant to initially prepare the Amendment 10 Expansion Space shall be deemed “Initial Alterations”; accordingly, Tenant shall not be required to remove or restore any of such Alterations (or Alterations that were comparable replacements thereof) whether or not the same are Specialty Alterations. Tenant shall not be required to pay Landlord for the use of elevators and hoists during the making of initial Alterations to the Amendment 10 Expansion Space.
5.    Letter of Credit. Tenant agrees, on or before December 1, 2020 to increase the Letter of Credit Amount to $7,887,515.70. Section 1.21 of the Lease (as previously amended) is hereby amended accordingly.
6.    Fifth Amendment Right of First Offer. Tenant hereby acknowledges that the terms and conditions of its right of first offer under Section 9 of the Fifth Amendment shall not apply to the leasing of the Amendment 10 Expansion Space contemplated under this Tenth Amendment; provided, however, that Tenant’s rights under said Section 9 of the Fifth Amendment shall remain in full force and effect with respect to all of the other space described therein.
7.    Brokerage. Tenant represents that Tenant has dealt with (and only with) CBRE as broker in connection with this Tenth Amendment, and that insofar as Tenant knows, no other broker negotiated this Tenth Amendment or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold harmless Landlord its employees and agents from and against any claims made by any broker or finder other than the broker described above for a commission or fee in connection with this Tenth Amendment or any sublease hereunder (but nothing herein shall be construed as permitting any such sublease) provided that Landlord has not in fact retained such broker or finder. Landlord agrees to indemnify, defend and hold harmless Tenant, its employees and agents from and against any claims made by any broker or finder named above or any other broker claiming to have earned a commission or fee in connection with this Tenth Amendment, provided Tenant has not in fact retained such broker or finder. In addition, Landlord shall pay the fees of CBRE with respect to this Tenth Amendment in accordance with a separate agreement with such broker.
8.    Miscellaneous.

(a)	This Tenth Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b)	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c)	In the case of any inconsistency between the provisions of the Lease and this Tenth Amendment, the provisions of this Tenth Amendment shall govern and control.

(d)
Submission of this Tenth Amendment by Landlord is not an offer to enter into this Tenth Amendment, but rather is a solicitation for such an offer by Tenant. Neither party shall be bound by this Tenth Amendment until such party has executed and delivered the same to the other party.

[Signatures appear on the next succeeding page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this document to be executed under seal as of the date first above written.
LANDLORD:
COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company

By:	SPG COPLEY ASSOCIATES, LLC, a Delaware limited liability company, managing member

By: _______/s/ John Rulli____________________
Name: ____John Rulli_______________________
Title: ____President of Malls - CAO____________
TENANT:
WAYFAIR LLC, a Delaware limited liability company

By:    /s/ Enrique Colbert
Its:    General Counsel     and not individually
hereunto duly authorized

Exhibit A

Amendment 10 Expansion Space

TOWER	FLOOR	RENTABLE SQUARE FOOTAGE	ADD TO PREMISES DATE
Three	1	21,695	December 1, 2020

Exhibit B
Floor Plans of Amendment 10 Expansion Space

Exhibit C
Base Rent for Amendment 10 Expansion Space

Period	Annual Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Annual Base Rent (proportionately for any partial month
December 1, 2020 through May 31, 2021	$0.00	$0.00	$0.00
June 1, 2021 through May 31, 2022	$45.00	$976,275.00	$81,356.25
June 1, 2022 through May 31, 2023	$46.00	$997,970.00	$83,164.17
June 1, 2023 through May 31, 2024	$47.00	$1,019,665.00	$84,972.08
June 1, 2024 through May 31, 2025	$48.00	$1,041,360.00	$86,780.00
June 1, 2025 through May 31, 2026	$49.00	$1,063,055.00	$88,587.92
June 1, 2026 through May 31, 2027	$50.00	$1,084,750.00	$90,395.83
June 1, 2027 through December 31, 2027	$51.00	Partial Year	$92,203.75